                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of December 14, 1997 (this "AGREEMENT"), by and among Piper Jaffray Companies Inc., a Delaware corporation (the "COMPANY"), the individual named in EXHIBIT A (the "EXECUTIVE") and U.S. Bancorp, a Delaware corporation ("USB").

                                     RECITAL

         WHEREAS, The Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive following the proposed merger (the "MERGER") of the Company with a wholly owned subsidiary of USB, pursuant to the Agreement and Plan of Merger, dated as of December 14, 1997 (the "MERGER AGREEMENT"), by and among the Company, USB and Cub Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USB, and to provide the surviving corporation after the Merger with continuity of management (it being agreed that from and after the effective time of the Merger, the term "COMPANY" as used in this Agreement shall refer to the surviving corporation in the Merger). Therefore, in order to accomplish these objectives, the Board of the Company has caused the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. EFFECTIVE DATE. The "EFFECTIVE DATE" of this Agreement shall be the date of the Merger Agreement, provided that in the event that the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall also terminate effective as of the same time and date.

         2. EMPLOYMENT PERIOD. The Company agrees to employ the Executive, and the Executive agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period (the "EMPLOYMENT PERIOD") commencing on the Effective Date and ending on the third anniversary of the date of the Effective Time (as defined in the Merger Agreement) of the Merger (the "EFFECTIVE DATE OF THE MERGER").

         3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) During the Employment Period, the Executive shall serve the Company in an executive position with the title or titles set forth on EXHIBIT A, with duties and responsibilities generally commensurate with such title or titles, as such duties or titles may change from time-to-time.

         (ii) During the Employment Period, and excluding any periods of vacation or sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions or attend continuing education programs and (C) manage personal investments, so long as such activities are not inconsistent with, and do not significantly interfere with, the performance of the Executive's duties and responsibilities as an officer and employee of the Company. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of, the Executive's duties and responsibilities to the Company.

         (b) COMPENSATION. (i) CASH COMPENSATION. During the Employment Period, the Executive shall be entitled to receive cash compensation as follows:

                  (A) BASE SALARY. The Executive shall receive an annual base salary ("ANNUAL BASE SALARY") payable in cash as determined annually by the Company in equal monthly installments;

                  (B) ANNUAL BONUS. The Executive shall be awarded an annual cash bonus (the "ANNUAL BONUS") as determined by The Company on a basis consistent with the basis used by the Company to determine the annual bonus to be paid to peer executives of the Company semiannually;

PROVIDED that the sum of the Annual Base Salary and the Annual Bonus to be paid to the Executive in respect of any fiscal year during the Employment Period shall not be less than the minimum annual compensation amount set forth on EXHIBIT A (the "MINIMUM ANNUAL COMPENSATION"). Subject to Section 5, the Minimum Annual Compensation shall be prorated for any portion of any fiscal year. The Executive has received warrants, partnership interests, carried interests, or similar capital markets transaction-related equity interests ("EQUITY INTERESTS"). Nothing in this Agreement will be deemed to prohibit the Executive from receiving the proceeds of the Equity Interests or from receiving future Equity Interests. The receipt of Equity Interests and the proceeds therefrom shall not be included in Executive's Minimum Annual Compensation. Any cash contributions to the Second Century Growth-Deferred Compensation Plan shall be credited against Executive's Minimum Annual Compensation but payments from such plan shall not be so credited. The Executive Minimum Annual Compensation also shall not include Executive's excess "ESOP Bonus" for the fiscal year ending September 30, 1997 to the extent paid after the Effective Date.

         (ii) OTHER COMPENSATION PLANS. Until the Effective Date of the Merger, the Executive shall be eligible to participate in the Company's existing savings and retirement plans and programs. Following the Effective Date of the Merger, the Executive shall be eligible to participate in USB's qualified pension and 401(k) plans and USB's nonqualified defined benefit excess plan (the "SUBSTITUTE PLANS"). For purposes of all such Substitute Plans, the Executive shall be given credit for service credited under the Company's comparable plans and programs

(including service with the Company prior to the Effective Date of the Merger) for purposes of eligibility to participate and receive benefits and vesting but not for benefit accruals in any Substitute Plan that is a retirement plan.

         During the Employment Period, to the extent that the Company's welfare plans are not continued, the Executive and/or the Executive's family, as the case may be, also shall be eligible to participate in welfare, fringe, vacation and other similar benefit plans and programs (including, without limitation, medical, dental, disability, group life, accidental death and travel accident insurance plans and programs) (collectively, "SUBSTITUTE WELFARE PLANS") to the extent then available to peer executives of the Company. For purposes of all such Substitute Welfare Plans, USB shall (x) credit the Executive for service credited under the corresponding Company welfare plans for purposes of eligibility to participate and receive benefits and vesting but not for purposes of benefit accruals, (y) where applicable, waive any pre-existing condition exclusions, to the fullest extent that such conditions were not treated as exclusions under the comparable Company plan as of the date of this Agreement with respect to the Executive and Executive's eligible dependents, and waive any actively-at-work requirements thereunder and (z) ensure that any covered expenses incurred on or before the Effective Date of the Merger shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Date of the Merger.

         Following the expiration of the Employment Period, the Executive, if and for so long as he remains an employee of USB, will be entitled to participate in all welfare, retirement and benefit plans of USB on the same basis as other similarly situated executives of USB, except that the Executive will not be entitled to participate in (i) the USB Supplemental Executive Retirement Plan (or any successor plan) (the "SERP"), but will instead participate in a separate profit sharing or profit-based bonus plan for certain employees of the Company (or the USB subsidiary into which the Company's principal business is transferred, merged or consolidated), which plan will be designed, subject to certain profitability criteria, to provide benefits approximately equal to the difference between a reasonable estimate of the employer-paid benefits provided under USB's retirement plans (other than the SERP), on the one hand, and a reasonable estimate of the employer-paid benefits provided under the Company's current Employee Stock Ownership Plan and the Company's current 401(k) plan, on the other hand; (ii) any change in control severance agreements, plans or arrangements of USB or its affiliates; and (iii) any stock option and other stock based plans of USB or its affiliates, which will be administered on a Wholly discretionary basis.

         4. TERMINATION OF EMPLOYMENT. (a) DEATH, DISABILITY OR TERMINAL ILLNESS. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY DATE"), provided that, within the 30 days after such receipt the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

         In addition, if the Executive is determined by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative to have contracted a terminal illness likely to result in the Executive's death within a period of twenty-four months ("TERMINAL ILLNESS"), the Executive may elect to terminate the Executive's employment with the Company effective on the 30th day after the Company's receipt of notice of such election (the "TERMINAL ILLNESS DATE").

         (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "CAUSE" shall mean:

                  (i) the material and continued failure of the Executive to substantially perform the reasonable duties assigned to the Executive by the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after written demand for substantial performance has been delivered to the Executive by the Company and the Executive has not rectified such failure within 45 days of receipt of such notice, or

                  (ii) the gross negligence or willful misconduct of the Executive in the performance of the Executive's duties, or

                  (iii) illegal conduct of the Executive which is injurious to the Company, or

                  (iv) conviction of the Executive of a felony, or entry of a guilty or NOLO CONTENDERE plea by the Executive with respect thereto.

         (c) NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the Executive in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which specifies
(i) the relevant termination provision in this Agreement, (ii) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, the termination date (which date shall not be more than thirty days after the date of such notice). The failure of the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of

Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

         (d) DATE OF TERMINATION. For purposes of this Agreement "DATE OF TERMINATION" means (i) if the Executive's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or such later date specified therein (which date shall not be more than thirty days after the date of such notice), (ii) if the Executive's employment is terminated other than for Cause, Disability or Terminal Illness, the date on which the Company or the Executive, as the case may be, notifies the other of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability or Terminal Illness, the date of death of the Executive, the Disability Date, or the Terminal Illness Date, as the case may be.

         5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. The Executive agrees that the amounts payable and benefits to be provided pursuant to this
Section 5 are in lieu of any other claims the Executive may have with regard to the separation of employment from the Company, shall be the Executive's sole and exclusive compensation for such separation and the Executive shall make no claims, and the Company shall have no other obligations with respect to, the termination of the Executive's employment except as provided in this
Section 5.

         (a) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. (i) If, during the Employment Period, the Executive's employment shall be terminated by reason of the Executive's death, Disability, Terminal Illness or by the Company without Cause, this Agreement shall terminate (other than with respect to the restrictions set forth in Section 6) without further obligation on the part of the Company to the Executive's legal representatives, or the Executive's legal representatives to the Company, under this Agreement, other than for the payment by the Company of Accrued Obligations (and the timely payment or provision by the Company of Other Benefits) as follows.

                  A. (1) the product of (x) the Minimum Annual Compensation amount set forth on EXHIBIT A and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, less (2) the amount of Annual Base Salary and Annual Bonus for such fiscal year to the extent previously paid (provided such difference shall not be less than 0); and

                  B. the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until the third anniversary of the Effective Date of the Merger, divided by twelve and (2) the Minimum Annual Compensation amount set forth on Exhibit A (the sum of the amounts described in clauses (A) and (B), shall be hereinafter referred to as the "ACCRUED OBLIGATIONS").

Accrued Obligations shall be paid (x) in the event of death, to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and (y) in the event of Disability or Terminal Illness, to the Executive in a lump sum in cash within 30 days of the Date of Termination. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable pursuant to this Section 5(a) and, such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (ii) In addition, to the extent not paid or provided as of the Date of Termination, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "OTHER BENEFITS").

         (b) TERMINATION FOR CAUSE; RESIGNATION. If the Executive's employment is terminated for Cause during the Employment Period or the Executive resigns his employment, this Agreement (other than the restrictions set forth in Section 6) shall terminate and the Company shall not have any further obligations to the Executive, other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination to the extent then unpaid.

         6. CONFIDENTIAL INFORMATION; NONCOMPETITION; AND NONSOLICITATION. (a) The Executive acknowledges that the Executive has and will continue to have knowledge of certain proprietary technology, confidential methods, know how and other trade secrets of the Company and its affiliates, and their respective business, including without limitation information concerning customer lists (collectively "COMPANY-RELATED INFORMATION"). The Executive shall hold in a fiduciary capacity for the benefit of the Company all Company-Related Information, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies (whether before or after the Effective Date) and which shall not be or become public knowledge (other than, directly or indirectly, through the acts or omissions of the Executive or representatives of the Executive). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any Company-Related Information to anyone other than the Company and those designated by it or to an attorney retained by the Executive to provide legal advice with respect to this Section 6 and who has agreed to keep such Company-Related Information confidential.

         (b)      In addition:

                  (i) The Executive acknowledges and agrees that if the Executive were to become employed (whether as an officer, employee, partner, director, consultant, independent contractor or otherwise) by any other corporation, partnership, limited liability company or other business association, organization or entity or person of any kind whatsoever (a "COMPETING BUSINESS") that competes or plans to compete with the Company in any line of business within the United States, that it would be difficult for the Executive in his capacity as an employee of the Competing Business not to use or otherwise rely upon Company-Related Information in the course of such employment. The Executive further acknowledges and agrees that the Executive and, as a consequence, such Competing Business could not, through the use of any reasonable practical means, avoid using or relying upon such Company-Related Information. Accordingly, until the later of the termination of the Executive's employment with the Company and the third anniversary of the Effective Date of the Merger, the Executive will not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, consultant, independent contractor or otherwise with, or have any financial interest or other pecuniary interest in, any Competing Business. Notwithstanding the foregoing, ownership, for passive personal investment purposes only, of less than 5% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

                  (ii) While employed by the Company or an of its affiliates and, if the Executive's Employment is terminated prior to the end of the Employment Period, until the fourth anniversary of the Effective Date of the Merger, the Executive will not, directly or indirectly, on behalf of the Executive or any other person (including a Competing Business), solicit for employment any person who was employed by the Company or its affiliates within three years prior to the Date of Termination.

                  (iii) While employed by the Company or any of its affiliates and, if the Executive's Employment is terminated prior to the end of the Employment Period, until the fourth anniversary of the Effective Date of the Merger, the Executive will not, directly or indirectly, on behalf of the Executive or any other person (including a Competing Business), solicit or otherwise seek to enter into a "CONTRACT" (as defined in the Merger Agreement) with any person who is, or at any time within three years prior to the Date of Termination has been, a "CLIENT" (as defined in the Merger Agreement) or actively solicited prospective Client of the Company or its affiliates.

                  (iv) The provisions of this Section 6 shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of this Agreement or the Executive's employment hereunder.

                  (v) The Executive acknowledges that a violation by the Executive of the agreements contained of this Section 6 would cause immeasurable and irreparable damage to the Company. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such agreement in addition to any other remedies it may have. The Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Section 6 is void or constitutes an unreasonable restriction against the Executive, the provisions of this Section 6 shall not be rendered void but shall apply to the maximum extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

         7. RESTRICTED STOCK AND DEFERRED CASH FUND. (a) Promptly after the Effective Date of the Merger (but in no event more than 30 days following the Effective Date of the Merger), USB, pursuant to USB's 1997 Stock Incentive Plan, will grant the Executive the number of shares of restricted common stock, par value $1.25 per share, of USB (the "RESTRICTED SHARES") set forth on EXHIBIT A, which shall vest on the third anniversary of the Effective Date of the Merger or such earlier date as the employment of the Executive by the Company is terminated by the Company, other than for Cause, or terminated by reason of the death, Disability or Terminal Illness (it being understood and agreed that if the Executive resigns or is terminated by the Company for Cause prior to the third anniversary of the Effective Date of the Merger, the Executive will cease to have any ownership or other interests in the Restricted Shares and all ownership and other interests in the Restricted Shares will revert back to the Company).

         (b) Promptly after the Effective Date of the Merger (but in no event more than 30 days after the Effective Date of the Merger), the Company shall deposit in an account to be maintained at a branch of USB in the city of Minneapolis, Minnesota a cash amount for the purpose of providing deferred retention payments to certain specified employees of the Company (the "DEFERRED CASH FUND"). From time to time prior to the third anniversary of the Effective Date of the Merger, amounts on deposit in the Deferred Cash Fund will be invested in investment funds at the discretion and direction of a committee (the "INVESTMENT COMMITTEE") comprised of at least three executives of the Company determined annually by a majority of the executives set forth on EXHIBIT A who have a continuing right to future deferred compensation benefits (as described below) based on the value of the Deferred Cash Fund. At all times prior to the third anniversary of the Effective Date of the Merger, all interest, capital gains and other distributions from, and all proceeds from the liquidation of, investment funds received in respect of amounts so invested, shall be deposited in the Deferred Cash Fund and subject to reinvestment by the Investment Committee in investment funds. The Executive shall have a right to future deferred compensation benefits based an the value of the Deferred Cash Fund equal to the percentage calculated by dividing (x) 50% of the minimum annual compensation amount set forth on EXHIBIT A by (y) the aggregate amount of funds deposited by the Company in the Deferred Cash Fund, which right to future deferred compensation benefits shall vest on the third anniversary of the Effective Date of the Merger or such earlier date as the employment of the such executive is terminated by the Company, other than for Cause, or terminates by reason of death, Disability or

Terminal Illness (it being understood and agreed that if the Executive resigns or is terminated by the Company for Cause prior to the third anniversary of the Effective Date of the Merger, the Executive shall cease to have any rights with respect to the Deferred Cash Fund and all of such executive's benefits under the Deferred Cash Fund shall revert back to the Company). Within a reasonable time after the Effective Date of the Merger, the Investment Committee shall cause to be designed and drafted, and the Company shall then promptly adopt, a nonqualified deferred compensation plan containing such payment and other provisions as the Investment Committee, in its reasonable discretion, deems necessary or desirable for deferred compensation benefit payments following the third anniversary of the Effective Date of the Merger based on the value of all cash on deposit in the Deferred Cash Fund representing interest, capital gains and other distributions from, and all proceeds from the liquidation of, investment funds received in respect of amounts invested in the Deferred Cash Fund to the executives with vested rights to future benefits based on such value in accordance with their allocation percentage (it being understood and agreed that the Company shall be entitled to and shall be promptly paid any such distributions and proceeds that would otherwise have been payable to any person whose rights to future deferred compensation benefits based on the value of the Cash Deferred Fund failed to vest together with such person's unvested rights in any uninvested funds as of the third anniversary of the Effective Date of the Merger). Such plan shall provide a procedure for designating a successor Investment Committee in the event fewer than three of the named executives on EXHIBIT A are employed by the Company. The Executive acknowledges and agrees that (i) none of the members of the Investment Committee shall have any personal liability with respect to any responsibility or obligation under this provision, if such member acts in good faith hereunder, (ii) this provision and the plan create in the Executive a contractual right to the deferred compensation benefits to which he/she becomes entitled, (iii) such contractual right is unsecured, and the Executive is a general, unsecured creditor and may look only to the general assets of the Company and its affiliates to satisfy this contractual right, and (iv) the benefits under this provision and the plan cannot be anticipated, alienated, disposed of, pledged or encumbered prior to their actual receipt.

         8. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         9. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:
         --------------------

         at the address set forth on EXHIBIT A

         If to the Company:
         ------------------

         Piper Jaffray Companies Inc.
         Piper Jaffray Tower
         222 South Ninth Street
         Minneapolis, Minnesota 55402

         Attention: Chief Executive Officer

         with a copy to:

         U.S. Bancorp
         601 Second Avenue South
         Minneapolis, Minnesota 55402

         Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or registration,

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will", and prior to the Effective Date, the Executive's employment may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights and the Company shall have no further obligation under this Agreement. From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof and the Executive hereby agrees that in consideration for the payments received under this Agreement, the Executive waives any and all rights to any payments or benefits under any plans, programs, or arrangements of the Company or its affiliates that provide for severance payments or benefits upon a termination of employment.

         (g) Notwithstanding any provision of this Agreement, the Company shall have no obligation to make any payments to Executive if or to the extent such payments are prohibited by any applicable law or regulation.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, a as of the day and year first above written.

                                      PIPER JAFFRAY COMPANIES, INC.

                                      [SIGNATURE]

                                      [SIGNATURE

                                      U.S. BANCORP

                                      [SIGNATURE]

                                                                     Exhibit A

Name:                          Andrew S. Duff

Address:                       2115 Fast Lake of the Isles Parkway
                               Minneapolis, Minnesota 55405

Title:                         President

Aggregate Minimum
Annual Cash
Compensation:                  $1.2 million

Number of Restricted
Shares:                        5,298

NAMES OF EXECUTIVES

Addison L. Piper
Andrew S. Duff
Bruce C. Huber
Ross E. Rogers
Thomas E. Stanberry
Paul Dow
Paul Grangaard
Paul Karos
Charles M. Webster
Antonio J. Cecin
John Otterlei
Richard L. Hines
Lloyd Y. Benson